Exhibit 31.1

Certification of Chief Executive Officer of Greenwich LifeSciences, Inc.

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Snehal Patel, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Greenwich LifeSciences, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 24, 2022	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer
(Principal Executive Officer and Principal Accounting and Financial Officer)